EXHIBIT 99.1

Intermix Media Acquires Gaming and

Avatar Innovator Superdudes

Best-of-breed Technology An Edge, As Avatars And Virtual Accessories

Drive Public’s Online Experience

LOS ANGELES, July 16 – Intermix Media, Inc. (OTC: IMIX), a leader in Internet marketing and entertainment, today announced its purchase of Supernation, LLC, operators of the Superdudes gaming network, for approximately $2 million in cash and stock. Superdudes includes a multimedia platform that lets people create avatars – online animations representing the user. The transaction is subject to customary closing conditions associated with the transfer of assets, including obtaining certain third party consents, and is expected to close in July 2004.

“With the best avatar technology on the Web, Superdudes is vital to our future gaming plans,” said Jeremy Rusnak, Sr. Vice President, Intermix Media gaming division. “As people get more engaged online, we’re seeing a greater demand for natural, fun extensions of their offline behavior and personalities. Avatars and their digital accessories, including tools, gear and money are becoming central to the gaming experience.”

Supernating Superdudes™ (www.superdudes.net) encourages people to join a network where participants create their own online superheroes, characters or alter egos using cutting-edge technology to express attitudes, personality traits and capabilities. These avatars immerse members of Superdudes.net in a unique series of Web communities focused around gaming, role-playing and even social activism. Launched on the Internet in January 2003, nearly 600,000 avatars have been created.

Intermix Media currently operates Gamerival.com and Casesladder.com as part of its Intermix Network of 50 unique websites. The Company’s gaming properties have over 8 million members and generate over 900,000 game plays per day. Intermix will leverage Superdudes’ underlying technology, games, and expertise to expand its offerings in the casual gaming market.

“This acquisition brings best-of-breed community-building, avatar and gaming technologies together,” says Brett Brewer, President of Intermix Media. “As such, it’s a win for both gamers and stockholders – because it shows how we can continue to evolve our products and services in real time according to what people are seeking online. This in turn improves our direct relationships with mainstream Web surfers.”

Intermix will pay $125,000 in cash at closing, will issue 900,000 shares of Intermix common stock on November 1, 2004 and will pay a percentage of certain revenue sources to Supernation for up to six years. Intermix CEO Richard Rosenblatt was the Chairman and CEO of Supernation prior to joining Intermix, and is currently a Supernation stockholder. Mr. Rosenblatt will not participate in any ongoing payments that may be made to Supernation stockholders.

About Intermix Media

Intermix Media, an Internet company, provides marketers, advertisers, agencies and Web publishers with expert access to the mass consumer market. Its two divisions – the Intermix Network and Alena – together forge direct relationships with hard-to-reach mainstream households through proprietary websites and specialized micromarketing. The Intermix Network comprises 50 branded websites – including www.Flowgo.com, www.CasesLadder.com, www.MySpace.com and www.MadBlast.com – that together attract over 17 million unique visitors per month. Alena packages and distributes internally managed product lines – including Hydrodermtm and Body By Jake CarbManagertm – based on trends identified and validated via the Network.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transaction described herein will be closed, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, as well as the following additional factors: the risk that Supernation is unable or unwilling to close the asset acquisition, or that conditions to the parties’ obligations to close the asset acquisition are not satisfied; and the risk that the Supernation business fails to perform according to growth and profitability forecasts and expectations. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward- looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.